Exhibit 99.1

[LOGO] CATC
Enabling Global Connectivity       Computer Access Technology Corporation
                                   2403 Walsh Avenue, Santa Clara, CA 95051-1302
                                   Tel: (408) 727-6600, Fax: (408) 727-6622
                                   www.catc.com

Contact: Carmine J. Napolitano
         Tel: (408) 486-7786
         Email: investor.relations@catc.com                FOR IMMEDIATE RELEASE

                  CARMINE J. NAPOLITANO NAMED PRESIDENT OF CATC

      November 17, 2003, Santa Clara, CA. - Computer Access Technology Corporation [CATC] (Nasdaq:CATZ), a communication protocols expert company, announced today that Carmine J. Napolitano has been promoted to President from his current role as Vice President and Chief Financial Officer. Napolitano will be responsible for all day-to-day operations of the Company allowing Dan Wilnai to focus on CATC's strategic initiatives as Chairman and Chief Executive Officer.

      In September 2002, Napolitano joined CATC as its Vice President, Chief Financial Officer, and Secretary. Prior to joining CATC Napolitano was the Vice President of Finance & Administration and Chief Financial Officer of Centric Software from August 1995 until August 2002. From 1993 until 1995 Napolitano was Treasurer at Wavefront Technologies, a leader in 3D animation software. Previously Napolitano was an Associate with Merrill Lynch & Co. in New York and was a design engineer for Applied Magnetics, a global high tech computer component supplier. Napolitano received a BS in Mechanical Engineering from the University of California, Santa Barbara and a MBA in Finance from New York University.

      "We are very excited about Carmine's promotion to the lead operating role in the company," said Wilnai. "Carmine is an experienced business executive with multi-disciplinary, hands-on experience in finance, sales and engineering. In the time we have worked together, I learned to respect Carmine's leadership skills, business acumen, drive and focus. CATC has an outstanding team, a large and loyal customer base, an excellent reputation for quality products, customer service, and technical innovation and a very solid balance sheet. Under Carmine's leadership, we look forward to continue our drive to satisfy our customer requirements and to enhance our shareholders' value."
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      About CATC

      CATC, a communication protocol expert company, provides advanced verification systems and connectivity products for existing and emerging digital communications standards such as Bluetooth, Ethernet, Fibre Channel, IEEE 1394, InfiniBand, PCI Express, SCSI, Serial ATA, Serial Attached SCSI (SAS), and USB. CATC products are used by semiconductor, device, system and software companies at each phase of their products' lifecycles from development through production and market deployment. CATC's expert protocol analysis systems allow customers to monitor communications traffic, diagnose design and operational problems and confirm interoperability and standards compliance. Technicians also use CATC's test and analysis products on production lines and for maintenance of deployed systems and networks. CATC was founded in 1992 and is headquartered in Santa Clara, California. For more information regarding CATC and its products, please visit http://www.catc.com/.

      Regarding Forward-Looking Statements

This press release may contain forward-looking statements based on CATC's current expectations, such as availability of product, market acceptance and competition, management capability and experience, levels of growth, profitability and shareholder value. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements, such as CATC's production of new products, market acceptance of its products, competitive pressures, management performance, success of growth, profitability and increased shareholder value. These factors, as well as other factors that could cause actual results to differ materially, are discussed in more detail in CATC's Annual Report on Form 10K, filed March 21, 2003, its most recent Form 10-Q filed on November 13, 2003 and subsequent filings CATC may make with the SEC, as amended, which can be viewed at the Securities and Exchange Commission's website at http://www.sec.gov/.


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